UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

DAKOTA TERRITORY RESOURCE CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50191	98-0201259
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208
Reno, NV 89503
(Address of Principal Executive Offices and Zip Code)

(775) 747-0667
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Between January 2019 and February 2019, Dakota Territory Resource Corp (“Company”) sold for $230,000 in cash an aggregate of 2,300,000 shares of common stock, $0.001 par value (“Common Stock”), and warrants to purchase an aggregate of 2,300,000 shares of Common Stock at a purchase price of $0.10 per share on or before June 30, 2020 (“Warrants”).

These shares of Common Stock and Warrants were issued pursuant to the exemption from registration contained in to Section 4(a)(2) of the Securities Act as privately negotiated, isolated, non-recurring transactions not involving any public offering or solicitation. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or sales commissions involved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP

(Registrant)

Date February 5, 2019

/s/ Gerald Aberle

By: Gerald Aberle, duly authorized officer

Chief Executive Officer and Principal Executive Officer